EXHIBIT 1
JOINT FILING AGREEMENT
          Each of the undersigned hereby agrees to the joint filing on behalf of each of them pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, of this Amendment No. 4 to the statement on Schedule 13D with respect to the common stock, par value $0.01 per share, of Century Aluminum Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement, this 18th day of July, 2008.

Glencore Investment Pty Ltd
By:	/s/ Valarie A. Hing
	Name:	Valarie A. Hing
	Title:	Attorney-in-Fact

Glencore Investments AG
By:	/s/ Valarie A. Hing
	Name:	Valarie A. Hing
	Title:	Attorney-in-Fact

Glencore International AG
By:	/s/ Valarie A. Hing
	Name:	Valarie A. Hing
	Title:	Attorney-in-Fact

Glencore Holding AG
By:	/s/ Valarie A. Hing
	Name:	Valarie A. Hing
	Title:	Attorney-in-Fact

14